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                                                                   EXHIBIT 11.6

                             PAGEMART WIRELESS, INC.
                   COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                          YTD ENDED JUNE 13, 1996
                                                                 ----------------------------------------
                                                                  NUMBER         PERCENT       EQUIVALENT
                                                                 OF SHARES     OUTSTANDING       SHARES
                                                                 ----------    -----------     ----------
COMMON STOCK
   From Founders' Stock                                           2,300,000        100.00%      2,300,000
   Stock Options Exercised                                          537,414         99.47%        534,581
   Preferred Stock Converted to Common Stock                     15,310,943        100.00%     15,310,943
   1994 Common Stock Offerings                                   11,242,857        100.00%     11,242,857
   1995 Common Stock Offerings                                    4,323,874        100.00%      4,323,874

                                                                 ----------                    ----------
                                                                 33,715,088                    33,712,255

Adjustments to outstanding shares:
   Add Exercises for 6/13/95 - 6/13/96 at 100%                                      2,833
   Add Shares Issuable upon Exchange of Shares in
       PageMart Canada Holding                                                    714,286
   Add Weighted Average Grants Issued 6/13/95 -
       6/13/96                                                                    261,869
                                                                                  -------
Total adjustments to outstanding shares:                                          978,988

                                                                                               ----------
Weighted Average Shares Outstanding (as adjusted) at 6/13/96                                   34,691,243

6/13/96 Shares Weighted at 165 days                                                            15,639,495
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
                                                                     JUNE 14 THROUGH DECEMBER 31, 1996
                                                                 ----------------------------------------
                                                                  NUMBER         PERCENT      EQUIVALENT
                                                                 OF SHARES     OUTSTANDING       SHARES
                                                                 ----------    -----------    -----------
COMMON STOCK
   From Founders' Stock                                           2,300,000        100.00%      2,300,000
   Stock Options Exercised                                          595,983         93.82%        559,154
   Preferred Stock Converted to Common Stock                     15,310,943        100.00%     15,310,943
   1994 Common Stock Offerings                                   11,242,857        100.00%     11,242,857
   1995 Common Stock Offerings                                    4,323,874        100.00%      4,323,874
   1996 Common Stock Offering                                     6,000,000        100.00%      6,000,000
   Employee Stock Purchase Plan Shares Issued                        31,275          0.50%            156
                                                                 ----------                  ------------
                                                                 39,804,932                    39,736,984

Weighted Average Shares Outstanding at 12/31/96                                                39,736,984

12/31/96 Shares Weighted at 201 days                                                           21,822,770

WEIGHTED AVERAGE OF SHARES OUTSTANDING at 6/13/96 and 12/31/96                                 37,462,264

NET LOSS                                                                                     $(48,598,000)

NET LOSS PER SHARE                                                                           $      (1.30)
                                                                                             ============
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